     As filed with the Securities and Exchange Commission on July __, 1997.



                                                     Registration No. 333-______

                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  ---------------------------------------------

                                 TELLURIAN, INC.
               (Exact Name of Issuer as specified in its Charter)

          Delaware                                                    22-3451918
          --------                                                    ----------
(State of other Jurisdiction                                    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                    300 K Route 17 South, Mahwah, N.J. 07430
               (Address of Principal Executive Offices) (Zip Code)
                 -----------------------------------------------

                                 TELLURIAN, INC.
               1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                            (Full title of the Plans)
                 ----------------------------------------------

                            Stuart French, President
                    300 K Route 17 South, Mahwah, N.J. 07430
                                 (201) 529-0929
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                 ----------------------------------------------

                        Copies of all communications to:
                               Steven Morse, Esq.
                                Lester Morse P.C.
                         111 Great Neck Road, Suite 420
                              Great Neck, NY 11021

                         CALCULATION OF REGISTRATION FEE


                                                          Proposed             Proposed
   Title of Each Class                                     Maximum             Maximum              Amount of
   of Securities to be                                 Offering Price         Aggregate            Registration
        Registered                Amount to be          Per Share (3)       Offering Price           Fee (3)
            (1)                    Registered                                    (3)
Common Stock,               400,000 (1)(2)            $    4.25          $ 2,100,000           $ 636.36
Par Value $.01 Per
Share
Total                                                                    $ 2,100,000           $ 636.36
----------------------      ------------------        ---------------    -----------------     ----------------

--------------
(1) The 1996 Incentive and Non-Statutory Stock Option Plan (the "1996 Plan") authorized the granting of Incentive and Non-Statutory Stock Options to purchase an aggregate of 400,000 shares of Common Stock. This Registration Statement registers the 400,000 shares under the 1996 Plan for exercise and the resale of any shares acquired by non-affiliated persons to the public as Selling Security Holders.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Incentive and Non-Statutory Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee and based on no less than the average of the closing high bid and low asked price of the Company's Common Stock on NASDAQ within five business days of the filing date of this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                  -----------------------------------------------
                  Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and Form 10-Q for the quarter ended March 31, 1997, as and if amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), Form 8-A which was declared effective on November 5, 1996 by the Securities and Exchange Commission registering the Company's Common Stock under Section 12 of the Exchange Act and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES
                  -------------------------
                  Not applicable.

Item 5.           INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------
         The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company. Members of Lester Morse's family beneficially own options to purchase 50,000 shares of the Company's Common Stock.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------
Limitation of Directors' Liability.
-----------------------------------
         The Company's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

Indemnification.
----------------
         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article IX of the Company's By-Laws provides that the officers and directors of the Company shall be entitled to indemnification to the maximum extent permitted by Delaware law.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED
                  -----------------------------------
                  Not applicable.

Item 8.           EXHIBITS
                  --------
                  The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

                  Exhibit No.                            Document
                  -----------                            --------
                      5                          Opinion of Lester Morse
                                                 P.C.- re: legality of shares of
                                                 Common Stock being registered.*

                     23.1                        Consent of Miller Ellin & co.*


                     23.2                        Consent of Lester Morse P.C.
                                                 (Included in Exhibit 5.)*

                     99.1 1996 Incentive and Non-Statutory Stock Option Plan of Registrant. (Incorporated by
                    10(m) reference to Exhibit contained in the Registrant's Form SB-2
                                                 Registration Statement, File
                                                 No. 333-9741.)

---------------
*Filed herewith


Item 9.           UNDERTAKINGS
                  ------------
A.       To Update Annually
         ------------------
                  The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of Regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Incorporation of Subsequent Securities
         Exchange Act of 1934 Documents by Reference
         -------------------------------------------
         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors
         -----------------------------------------
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey on the 3rd day of July, 1997.

                                                     TELLURIAN, INC.



                                                        By:/s/ Stuart French
                                                        ------------------------
                                                        Stuart French, President



         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signatures                                       Titles                              Date
                     ----------                                       ------                              ----
                /s/ Ronald Swallow                   Chairman of the Board, Chief
                -------------------                  Executive Officer
                    Ronald Swallow                                                                    July 3, 1997


                /s/ Stuart French                    President and Director
                -----------------
                    Stuart French                                                                     July 3, 1997

                /s/ Richard Swallow                  Vice President of Program
                -------------------                  Management and Director
                    Richard Swallow                                                                   July 3, 1997


                 /s/ Michael Hurd                    Chief Financial and
                 ----------------                    Accounting Officer
                     Michael Hurd                    and Director                                     July 3, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                     ------
                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT



                                     ------
                                 TELLURIAN, INC.

                                    EXHIBIT 5

                          OPINION OF LESTER MORSE P.C.
             RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED

Exhibit 5

Tellurian, Inc.                                                    July 3,  1997
300 K Route 17 South
Mahwah, NJ 07430

Re:     Registration Statement on Form S-8
        of Tellurian, Inc.
        -------------------------
Gentlemen:

   You have requested our opinion as counsel for Tellurian, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.01 per share, of the Company which may be issued pursuant to the exercise of options granted or to be granted under the Company's 1996 Incentive and Non-Statutory Stock Option Plan (the "Plan").

   We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Company in accordance with the terms of the Plan, upon exercise of options properly granted or to be granted under such Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of such Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,

                                                     /s/ LESTER MORSE P.C.
                                                     ---------------------
                                                         Lester Morse P.C.


                                                     /s/ Steven Morse
                                                     ----------------
                                                         Steven Morse

                                  EXHIBIT 23.1

                         CONSENT OF MILLER, ELLIN & CO.

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference to this Registration Statement of Tellurian, Inc. on Form S-8 of our report dated March 3, 1997 appearing in the Annual Report on Form 10-K of Tellurian, Inc. for the year ended December 31, 1996.

                                               Miller, Ellin & Co.
                                               Certified Public Accountants

New York, N.Y.
July 3, 1997

                                  EXHIBIT 99.1

                                 TELLURIAN, INC.
               1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

1.       Purpose of Plan and Effective Date.
         -----------------------------------
         (a) The purpose of this 1996 Incentive and Non-Statutory Stock Option Plan (hereinafter called the "Plan") is to further the success of Tellurian, Inc., a Delaware corporation, (hereinafter called the "Company" or "Employer Corporation"), and any subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, consultants and key employees of the Company and any subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and any subsidiaries and to give them a greater interest as stockholders in the success of the Company. It is intended that this Plan be considered an "Employee Benefit Plan" within the meaning of Regulation 405 of the Securities Act of 1933, as amended (the "1934 Act").

         (b) The Company intends this Plan to enable the Company to issue, pursuant hereto, incentive stock options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as incentive stock options (also known as "Non-Statutory" stock options).

         (c) The Plan shall become effective on the date of approval by the Board of Directors of the Company, which date is June 1, 1996; provided, however, that the Plan shall be subject to approval and ratification by stockholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of stockholders to be held within twelve months from June 1, 1996.

2.       Definitions.
         ------------
         As used in this Plan, the following terms have the following respective meanings:

         "Board" means the Board of Directors of the Company.

         "Common Stock" means common stock, $.01 par value of the Company.

         "Disability" means permanent total disability as defined in the Code.

         "Fair Market Value of the Option Stock" means fair market value of the Option Stock determined as of the date of grant of the option, in accordance with Section 422(c)(7) of the Code and the Regulations applicable thereto. In this regard, unless the Code states otherwise, "Fair Market Value" shall mean, with respect to Shares of Common Stock underlying the Option Stock (the "Shares") (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the last sales price or if the last sales price is not available, the mean between the closing representative bid and asked prices for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Board or Committee thereof; or (iv) if the Shares are not publicly traded, the fair market value established by the Board or Committee thereof acting in good faith."

         "Grant" means the action of the Board or the appropriate committee at the time of grant of an option.

         "Incentive Stock Option" means any incentive stock option as defined in
Section 422(b) of the Code granted to an individual for any reason connected with his employment by the Employer Corporation at the time of the granting of a given option under the Plan.

         "Incentive Stock Option Under this Plan" means any Incentive Stock Option granted pursuant to this Plan.

         "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan, materially change the administration of the Plan (except as permitted in paragraphs 4(c) hereof) or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option shares under the Securities Act of 1933, as amended, shall not be deemed a Modification.

         "Non-Statutory Stock Option" means any option granted under this Plan other than an Incentive Stock Option under this Plan.

         "Option Stock" means stock subject to an option granted under this Plan.

         "Options" means any Incentive Stock Option or Non-Statutory Stock Option, unless otherwise indicated or required by context.

         "Subsidiary" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

         "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

         References in these definitions to provisions of the Code shall, when appropriate to effectuate the purposed of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions. The term "Subsidiary" or "Subsidiaries" shall be deemed to include any parent corporation (if any) as defined in Section 425(e) of the Code.

3.       Stock Subject to Plan.
         ----------------------
         Subject to the provisions of paragraph 12 hereof, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time Under the Plan an aggregate of 400,000 shares of Common Stock, which shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Stock which shall have been reacquired by the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.       Administration.
         ---------------
         (a) The Board of Directors of the Company (the "Board") shall administer the Plan. Members of the Board shall be entitled to receive Incentive Stock Options Under this Plan if they are employees of the Company and/or its subsidiaries, subject to the provisions of paragraph 5 hereof. Members of the Board who are not such employees shall be eligible to receive Non-Statutory Stock Options, subject to paragraphs 5 and 18 hereof.

         (b) The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan: to determine the purchase price of the Common Stock covered by each Option, the persons to whom, and the time or times when, Options shall be granted, and the number of shares to be subject to each Option; to determine the time or times during which Options may or must be exercised and the conditions for exercise; to determine the time or times and conditions under which Option rights will vest and terminate; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective Option agreements (which need not be identical), including such terms and provisions (and amendments thereof) as shall be required in the judgment of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives, except that any act constituting a modification of a plan or of an Option must receive stockholder approval in accordance with paragraph 14 herein.

         (c) To the extent permitted by the By-Laws of the Company, the Board, by resolution, may delegate administration of the Plan to a committee composed of not less than three (3) members of the Board. If administration is delegated to a committee, the committee shall have the powers to administer the Plan theretofore possessed by the Board. The committee's powers shall be subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

5.       Eligibility.
         ------------
         Incentive Stock Options Under this Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) subsidiary corporations (hereinafter called "subsidiaries") of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Statutory Stock Option. In addition, consultants and advisors who the Board determines is providing bona fide services to the Company or any subsidiaries, whether or not otherwise compensated, may receive a Non-Statutory Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the 1934 Act. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of paragraph 7 hereof, Options may be granted to persons who hold or have held options under previous plans, and a person who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan or under any future option plan if the Board shall so determine.

6.       Option Prices.
         --------------
         The purchase price of the Common Stock under each Option shall be determined by the Board. The purchase price may not be less than the fair market value of the Common Stock at the time of granting, except that in the case of a 10% Stockholder who receives an Incentive Stock Option, the purchase price may not be less than 110% of such fair market value. In no event shall the purchase price be less than par value of the Common Stock.

7.       Certain Limitations on Granting and Exercise of Options.
         --------------------------------------------------------
         Any other provisions of this Plan to the contrary notwithstanding, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

         (a) The aggregate fair market value (determined at the time the option is granted) of the Optioned Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000.

         (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board and instruments evidencing such grant(s) may similarly be so issued, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company as in paragraph 1 provided, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void. The shares of Common Stock underlying an Incentive Stock Option may be sold in a disqualifying disposition under Section 421(b) of the Code.

         (c) The exercise of any Option will be contingent upon receipt from the Option holder of a representation that, at the time of such exercise, it is his then present intention to acquire the shares being purchased for investment and not with a view to the resale or distribution of any part thereof, unless, in the opinion of counsel for the Company, such investment representation is not required or unless such shares shall have been registered under the Securities Act of 1933, as amended. The legend indicated below shall be placed on the certificate or certificates for the shares to be delivered the Option holder (unless such shares shall have been registered under the Securities Act of 1933, as amended), reading as follows:

         "No sale, offer to sell or transfer of the securities represented by the certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such transfer."

         Similarly and in conformity to the above the Option holder understands that necessary stop transfer orders shall be placed upon the subject certificates in accordance with the Securities Act of 1933, as amended.

8.       Duration of Options.
         --------------------
         The term of Options granted under the Plan shall be as fixed by the Board at the time of grant; provided, however, that (a) in the case of persons other than 10% Stockholders, the term of an Option shall not exceed 10 years from the date of grant, and (b) in the case of 10% Stockholders, the term of an Option shall not exceed 5 years from the date of grant. The terms of Incentive Stock Options may, however, be foreshortened as provided in paragraph 11 hereof. No Option may be exercised after expiration of such Option's term.

9.       Exercise of Options.
         --------------------
         (a) An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid as provided herein and in paragraph 13 hereof, upon the exercise of the Option.

         (b) Except as provided in paragraph 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities.)

         (c) An exercisable option, or any exercisable portion thereof, may be exercised solely by delivery to the Chief Accounting Officer of the Company or his office of all of the following prior to the time when such option or such portion becomes unexercisable under the Plan:

                  (i) Notice in writing signed by the optionee or other person then entitled to exercise such option or portion, stating that such option or portion is exercised, such notice complying with all applicable rules established by the Board or Committee thereof.

                  (ii) (A) Full payment (in cash or by check) for the shares with respect to which such option or portion is hereby exercised.

                              (B)  With the consent by resolution of the Board
or Committee thereof, which consent may contain additional restrictions to implement the provisions contained herein, shares of any class of the Company's stock owned by the optionee duly endorsed for transfer to the Company with a fair market value (as determinable under paragraph 2) on the date of delivery equal to the aggregate option price of the Shares with respect to which such option or portion is thereby exercised (which shares shall be owned by the optionee for more than six months at the time they are delivered);

                              (C)  With the consent of the Board or Committee
thereof, any other form of cashless exercise permitted under paragraph 9(d) hereof; or

                              (D)  Any combination of the consideration provided
in the foregoing subsections (A), (B) and (C);

                  (iii) Such representations and documents as the Board or Committee thereof, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board or Committee thereof may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (iv) In the event that the option or portion thereof shall be exercised by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option or portion thereof.

         (d) The Board or a Committee thereof, in its sole discretion, may establish procedures whereby an optionee, to the extent permitted by and subject to the requirements of Rule 16B-3 under the Securities Exchange Act of 1934 (the "Act"), Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate provided such procedures and policies are consistent with those of any other cashless exercise program established pursuant to any other plan established by the Company. Such procedures and policies shall be binding on any optionee wishing to utilize the cashless exercise program."

10.      Nontransferability of Options.
         ------------------------------
         No Option granted under this Plan shall be transferable other than in the case of individuals by will or the laws of descent and distribution and an option granted to an individual may be exercised during the lifetime of the holder thereof, only by the holder.

11.      Termination of Employment.
         --------------------------
         Except in the case of Optionee's death as provided below, in the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan, notwithstanding the reason for termination (such as termination for cause, without cause, voluntary on the part of the optionee, or by reason of death or disability), any Incentive Stock Option held by him under the Plan, to the extent not theretofore exercised, shall immediately upon termination of employment terminate. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any subsidiaries. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiaries or affiliates to terminate his employment or occupancy of any corporate office at any time.

         In the event of the death of an Optionee to whom an Incentive Stock Option has been granted under the Plan while he is in the employ of the Company or a subsidiary, such Incentive Stock Option may be exercised (to the extent of the number of shares covered by the Incentive Stock Option which were purchasable by the Optionee at the date of his death) by the estate of the Optionee, or by a person who acquired the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, at any time within a period of six months after his death, but in no event after the day in which the Incentive Stock Option would otherwise terminate under paragraph 8.

         In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

         In the case of Non-Statutory Stock Options, the disability or death of optionee shall not terminate the options granted to an officer, director or employee so long as such officer, director or employee was continuously performing services for the Company up to the date of his disability or death, as the case may be. In the case of Non-Statutory Options, the Board of Directors shall determine other applicable termination provisions of these Options, if any, in accordance with paragraph 4.

12.        Adjustment upon Changes in Capitalization.
           ------------------------------------------
           Subject to compliance with the requirements for qualification of the Plan and of the Options issued or to be issued thereunder as "Incentive Stock Options" under applicable provisions of federal laws and regulations, the aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

           Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

           Upon (i) the dissolution or liquidation of the Company, (ii) a merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or (iii) a sale or other disposition of all or substantially all of the assets of the Company, any Option granted hereunder at the discretion of the Board of Directors by Resolution shall terminate, but the Option holder shall have the right, prior to any such event, to exercise his Option in whole or in part, but in no event after the day in which the Option would otherwise terminate under paragraph 8. Notwithstanding anything contained herein to the contrary, if the Company is merged into a corporation which will be substantially (i.e. 70% or more) owned after the merger by the same shareholders of the Company, then any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

      Adjustments under this Paragraph 12 shall be made by the Board, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive.

13.   Payment of Purchase Price, Federal Income Tax or Other Withholding Amount.
      --------------------------------------------------------------------------
      (a) The shares to be purchased upon exercise of any Option shall be paid for in accordance with the provisions of paragraph 9. In respect to Non-Statutory Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Option Holder to the Company. The Company shall not be required to deliver or transfer certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Option Holder that all federal income tax or other withholding amounts have been properly calculated and paid.

      (b) The Board of Directors is authorized, in its sole discretion, to establish a program, if any, in which option holders may deliver shares of the Company or have the Company withhold shares otherwise issuable upon exercise of an option in order to satisfy federal and state withholding tax liability with respect to the grant of an option, its exercise or any payment or transfer under such option.

14.   Termination and Amendment.
      --------------------------
      (a) Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Options shall be granted thereunder after June 1, 2006 (i.e., 10 years from the adoption of this Plan). The Plan may be terminated earlier by the stockholders of the Company or by the Board.

      (b) Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification.

      (c) No termination, Modification, or amendment of the Plan, may, without the consent of the optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such optionee under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.

15.   Time of Granting Options.
      -------------------------
      Nothing contained in the Plan shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only upon approval by the Board (or its delegate under paragraph 4 hereunder) of a resolution granting an Option under this Plan. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant. After the granting of an Option under this Plan, a written Option agreement shall be duly executed by or on behalf of the Company.

16.        Form and Terms of Option Agreement.
           -----------------------------------
           Option agreements evidencing Options granted pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Board may approve. Option agreements may contain such restrictions upon the exercise of Options and upon the transfer of Common Stock acquired upon exercise of Options (and such provisions for the enforcement of such restrictions) as the Board may consider necessary to insure compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws.

17.        Partial Invalidity.
           -------------------
           The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions of this Plan nor affect the validity or enforceability of the other provisions of Options granted under this Plan, and this Plan and the Options granted hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18.        Special Provisions with Respect to Incentive Stock Options under this
           ---------------------------------------------------------------------
           Plan and Non-Statutory Stock Options.
           -------------------------------------

           Paragraph 5 provides for the persons eligible to receive Options granted under this Plan. The Board in granting any Option shall indicate whether it intends the Option to be an Incentive Stock Option Under this Plan or a Non-Statutory Stock Option and shall cause the Option agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options Under this Plan and one or more Non-Statutory Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

19.        Miscellaneous
           -------------
           Shares of Common Stock of the Company which are subject to Option but which have not yet been purchased or paid for shall have no subscription rights and no Option holder shall be deemed to be a stockholder of the Corporation for any purpose.

Plan Adopted by the Board of Directors on June 1, 1996 and by the stockholders on June 1, 1996.